Exhibit 99.1

Contact: Rick Berry Chief Financial Officer 600 Travis Street, Suite 5800 Houston, Texas 77002 713.993.4614

Sanders Morris Harris Group Reports First Quarter Earnings
from Continuing Operations of $0.10 Per Share

HOUSTON, May 10, 2011 – Sanders Morris Harris Group Inc. (NASDAQ: SMHG) today reported first quarter earnings from continuing operations of $3.0 million, or $0.10 per share. Client assets rose to $18.2 billion, up from $11.9 billion a year earlier. Revenue excluding Concept Capital, the prime brokerage division which is being spun off, rose 27.5% to $43.4 million in the quarter.

In the year earlier quarter, the Company had earnings per share of $0.09, or $2.6 million, including $2.6 million of after-tax investment gains. Investment gains declined to $1.0 million this year, while net income from continuing operations before investment gains rose to $1.9 million.

The expansion of the Edelman Financial Services division continued to track plan. Of the six New York area offices opened in the fourth quarter of 2009, three had a location profit in the latest three months and the remaining three should do so in this quarter. An additional 12 Edelman Financial Services branches have commenced operation since the beginning of 2010 and are adding client assets as expected. Seven more branch offices are scheduled to open before the end of the year. The net cost of the expansion in the quarter was $0.03 a share, in line with prior periods.

George Ball, Chairman and Chief Executive Officer, said, “The quarter was a good one. It reflects the near-completion of our transition to a wealth management company. The amount of “noise”’ was minor and the continuing growth in earnings from our core operations was pleasing. It was a sound prelude to the change in our name to The Edelman Financial Group, the approval of which we anticipate at our annual meeting in May.”

Ric Edelman, President, who will become Co-Chief Executive Officer at that annual meeting, noted, “Growth in client assets and the fees that accompany them will drive our earnings going forward. We added $293 million of net new client monies – beyond market appreciation – in the latest quarter. A good part of that was from the new Edelman offices, and the other divisions and offices also did well. We expect that our plans to enhance the Company’s marketing efforts will help us even more over time.”

Mr. Edelman’s new weekly television program, The Truth About Money with Ric Edelman, has begun to air on public television stations across the nation. As it debuts on more stations in the coming months, the show is expected to reach 90% of the U.S. television households nationwide and be seen by 20 million viewers in the upcoming year.

Mr. Ball added, “The growth of our Edelman division, the Company’s largest, is on a sound and rapid trajectory. With $31 million of cash, we are able to fund that expansion and also acquire additional investment advisory practices.”

Conference Call
The Company will host a conference call on Tuesday, May 10, 2011 to discuss first quarter 2011 financial and operational results. The call will begin at 9:00 a.m. Central Time, and is open to the public. To listen to the conference call, use U.S. dial-in number (800) 447-0521 or International dial-in number (847) 413-3238 and enter pass code 29707123. It is recommended that listeners phone in at least 10 minutes before the call is scheduled to begin to avoid delay. For those unable to listen to the live call, a replay of the conference call in its entirety will be available approximately two hours after its completion for 10 days by dialing (888) 843-8996 (U.S.), (630) 652-3044 (International) and entering the pass code 29707123#.

About Sanders Morris Harris Group
Sanders Morris Harris Group is a wealth management company that manages approximately $18.2 billion in client assets. Client assets include the gross value of assets under management directly or via outside managers and assets held in brokerage accounts for clients by outside clearing firms. Its corporate philosophy of investment in common aligns its interests with those of its clients. Sanders Morris Harris has approximately 530 employees in 25 states. Additional information is available at www.smhgroup.com.

In addition to the historical information, this press release contains certain forward-looking and non-GAAP statements under federal securities laws. These statements concern Sanders Morris Harris Group’s expected future business prospects, revenue and income. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties that could cause actual results to differ materially from any such statement. Non-GAAP information includes operating earnings, defined as earnings from continuing operations, adjusted for investment portfolio gains and losses. These risks and uncertainties, many of which are beyond the Company's control, include but are not limited to (1) trading volume in the securities markets; (2) volatility of the securities markets and interest rates; (3) changes in regulatory requirements that could affect the demand for the Company's services or the cost of doing business; (4) general economic conditions, both domestic and foreign, especially in the regions where the Company does business; (5) changes in the rate of inflation and related impact on securities markets; (6) competition from existing financial institutions and other new participants in the securities markets; (7) legal developments affecting the litigation experience of the securities industry; (8) successful implementation of technology solutions; (9) changes in valuations of the Company’s trading and warrant portfolios resulting from mark-to-market adjustments; (10) dependence on key personnel; (11) demand for the Company's services; and (12) litigation and securities law liabilities. The Company does not undertake any obligation to publicly update or revise any forward-looking statements.

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Selected Condensed Operating Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2011	2010
Revenue	$43,414	$43,572
Expenses	38,480	41,285
Net	4,934	2,287
Equity in income of limited partnerships	3,175	3,226
Income from continuing operations before income taxes	8,109	5,513
Provision for income taxes	(2,092)	(1,675)
Income from continuing operations, net of income taxes	6,017	3,838
Loss from discontinued operations, net of income taxes of $74 and $507 respectively	(115)	(792)
Net income	5,902	3,046
Less: Net income attributable to the noncontrolling interest	(3,063)	(1,211)
Net income attributable to Sanders Morris Harris Group Inc.	$2,839	$1,835

Basic earnings (loss) per common share:
Continuing operations	$0.10	$0.09
Discontinued operations	-	(0.03)
Net earnings	$0.10	$0.06

Diluted earnings (loss) per common share:	$0.10	$0.09
Continuing operations	-	(0.03)
Discontinued operations	$0.10	$0.06
Net earnings

Weighted average shares outstanding:
Basic	29,168	29,915
Diluted	29,930	29,920

Amounts attributable to Sanders Morris Harris Group Inc. common shareholders:
Income from continuing operations, net of tax	$2,954	$2,627
Loss from discontinued operations, net of tax	(115)	(792)
Net income	$2,839	$1,835

GAAP to non-GAAP Reconciliation	Three Months Ended		Three Months Ended
	March 31, 2011		March 31, 2010
Operating Earnings:	Amount	Diluted EPS	Amount	Diluted EPS
Income from continuing operations, net of tax, attributable to Sanders Morris Harris Group Inc.	$2,954	$0.10	$2,627	$0.09
Adjustments:
Investment portfolio gains, net of tax	(1,049)	(0.04)	(2,603)	(0.09)
Net operating income	$1,905	$0.06	$24	$-

Weighted average shares outstanding:		29,930		29,920

Revenue:
Mass Affluent	$21,206		$16,869
Other Wealth Management	22,155		14,959
Wealth Management Total	43,361		31,828
Corporate Support and Other	53		2,223
Total revenue (excluding Concept Capital)	$43,414		$34,051

Balance sheet data:
Cash and cash equivalents	$31,073
Other tangible net assets	83,829
Tangible net assets	114,902
Shareholders' equity	$262,218

Selected Condensed Operating Information
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2011	2010
Revenue:
Mass Affluent	$21,206	$16,869
Other Wealth Management	22,155	14,959
Wealth Management Total	43,361	31,828
Prime Brokerage Services	-	9,521
Corporate Support and Other	53	2,223
Total	$43,414	$43,572

Income (loss) from continuing operations before equity in income of limited partnerships and income taxes:
Mass Affluent	$4,780	$3,885
Other Wealth Management	6,322	4,520
Wealth Management Total	11,102	8,405
Prime Brokerage Services	-	486
Corporate Support and Other	(6,168)	(6,604)
Total	4,934	$2,287

Equity in income of limited partnerships:
Mass Affluent	$-	$-
Other Wealth Management	2,617	720
Wealth Management Total	2,617	720
Prime Brokerage Services	-	-
Corporate Support and Other	558	2,506
Total	$3,175	$3,226

Income (loss) from continuing operations before income taxes:
Mass Affluent	$4,780	$3,885
Other Wealth Management	8,939	5,240
Wealth Management Total	13,719	9,125
Prime Brokerage Services	-	486
Corporate Support and Other	(5,610)	(4,098)
Total	$8,109	$5,513

Net income (loss) attributable to the noncontrolling interest:
Mass Affluent	$1,147	$933
Other Wealth Management	2,464	505
Wealth Management Total	3,611	1,438
Prime Brokerage Services	-	-
Corporate Support and Other	(548)	(227)
Total	$3,063	$1,211